Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

THORATEC CORPORATION

SHAREHOLDERS

1. Annual Meeting. Unless the Board of Directors or the President of Thoratec Corporation (the “Corporation”) selects a different time or date, the annual meeting of shareholders shall be held at 11:00 a.m. on the first Tuesday of the fifth calendar month following the end of the Corporation’s fiscal year. The annual meeting shall be for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

2. Special Meeting. Special meetings of shareholders may be called at any time by (i) the Board of Directors, the Chairman of the Board or the President; or (ii) by the Secretary, following receipt of a written demand to the Corporation to call a special meeting of the shareholders (a “Special Meeting Request”) from the holders of shares entitled to cast not less than ten percent (10%) of the votes at that meeting. To be in proper form for purposes of this Section 2, the Special Meeting Request shall (i) state the purpose of the special meeting; and (ii) include information comparable to that required by Section 4(c) and Section 4(d), as applicable. Within five (5) business days after receipt of the Special Meeting Request, the Board of Directors of the Corporation shall determine whether the shareholder(s) requesting a special meeting of the shareholders have satisfied the requirements for such a meeting, including the adequacy of the Special Meeting Request, and notify the requesting party or parties of their findings. Upon a finding of the adequacy of the Special Meeting Request, the Secretary of the Corporation shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of a valid Special Meeting Request. If the notice is not given within twenty (20) days after receipt of a valid Special Meeting Request, the persons entitled to call the meeting may give the notice. If a special meeting of the shareholders is properly called, the business to be conducted at such meeting shall be limited to (i) that stated in the Special Meeting Request as presented by such shareholder; and (ii) such other business presented by the Board of Directors. Except in accordance with this Section 2, shareholders shall not be permitted to call a special meeting of the shareholders. Nothing contained in this Section 2 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders may be called and held by action of the Board of Directors.

3. Place. Meetings of shareholders shall be held at the principal executive office of the Corporation or at any other place, within or without California, which is designated by the Board of Directors or the President.

4. Notice.

(a) Annual and Special Meetings. A written notice of each meeting of shareholders shall be given not more than sixty (60) days and, except as provided in Section 2, not less than ten (10) days before the meeting to each shareholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by management for election. The notice shall also state (i) in the case of an annual meeting, those matters which the Board of Directors or a shareholder pursuant to Section 4(c), as applicable, intend to present for action by the shareholders, and (ii) in the case of a special meeting, the nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation, the address given by the shareholder to the Corporation for the purpose of notice or as otherwise provided by law.

(b) Adjourned Meetings. Notice of an adjourned meeting need not be given if (i) the meeting is adjourned for forty-five (45) days or less, (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

(c) Shareholder Business at Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of shareholders, business must be (i) brought before the meeting by the Board of Directors and specified in a notice of meeting given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the annual meeting by any shareholder present in person who (A)(1) was a shareholder of record both at the time of giving the notice provided for in Section 4(a) and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 4(c) and Section 4(d) in all applicable respects; or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (ii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 4(e) and Section 4(f).

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date, then notice by the shareholder to be timely must be delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to the annual meeting and (ii) the tenth (10th) day following the day on which the date of the meeting is publicly announced (such notice within such time periods, “Timely Notice”). For purposes of these Bylaws, a “public announcement” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(d) To be in proper form for purposes of this Section 4, a shareholder’s notice to the Secretary of the Corporation must set forth:

(i) As to each item of business that the Proposing Person (as defined below) proposes to bring before the annual or special meeting, (A) a brief description of the business desired to be brought before the annual or special meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosure required by this paragraph shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(ii) As to each Proposing Person, (A) the name and address of the Proposing Person, (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons and (y) between or among any Proposing Person and any other record or beneficial holder(s), or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names), in connection with the proposal of such business by the Proposing Person and any material interest of the Proposing Person in the business, (C) a representation that the Proposing Person intends to appear in person at the annual meeting to bring the business before the meeting (the disclosures to be made pursuant to the foregoing clauses (A) – (C) are referred to as “Shareholder Information”), (D) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (E) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (F) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (G)(x) if such Proposing Person is (i) a general or limited partnership, syndicate or other group, the identity of each general partner and each person who functions as a general partner of the general or limited partnership, each member of the syndicate or group and each person controlling the general partner or member and (ii) a corporation or a limited liability company, the identity of each officer and each person who functions as an officer of the corporation or limited liability company, each person controlling the corporation or limited liability company and each officer, director, general partner and person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company (each such person or persons set forth in the preceding clauses (i) and (ii), a “Responsible Person”), any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person and any material interests or relationships of such Responsible Person that are not shared generally by other record or beneficial holders of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, any material interests or relationships of such natural person that are not shared generally by other record or beneficial holders of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (H) any material shares or any Synthetic Equity Position in any principal competitor of the Corporation held by such Proposing Persons, (I) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (K) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (D) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 4, the term “Proposing Person” shall mean (i) each shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert.

A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with, or towards a common goal with such other person, relating to changing or influencing the control of the Corporation or in connection with or as a participant in any transaction having that purpose or effect, where (A) each person is conscious of the other person’s conduct and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of (1) revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A or (2) tenders of securities from such other person in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

Each Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, or if applicable special meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4(d) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except business brought before the meeting in accordance with the procedures set forth in this Section 4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

This Section 4 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 4 with respect to any business proposed to be brought before an annual or special meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and applicable law with respect to any such business. Nothing in this Section 4 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(e) Notice of Nominations for Election to the Board of Directors.

(i) Nominations of any person for election to the Board of Directors at an annual meeting may be made at such meeting only (A) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (B) by a shareholder (1) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 4(e) and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 4(e) and Section 4(f) as to such notice and nomination. The foregoing clause (B) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting.

(ii) Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (1) provide notice thereof in writing and in proper form to the Secretary of the Corporation delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date, then notice by the shareholder to be timely must be delivered not later than the close of business on the later (i) of the ninetieth (90th) day prior to the annual meeting and (ii) the tenth (10th) day following the day on which the date of the meeting is publicly announced (such notice within such time periods, “Director Nomination Timely Notice”), (2) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required to be set forth by this Section 4(e) and Section 4(f) and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 4(e).

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(iv) To be in proper form for purposes of this Section 4(e), a shareholder’s notice to the Secretary shall set forth: (A) as to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 4(d)(ii)), except that for purposes of this Section 4(e) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 4(d)(ii); (B) as to each Nominating Person, any Disclosable Interests (as defined in Section 4(d)(ii), except that for purposes of this Section 4(e) the term “Nominating

Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 4(d)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 4(d)(i) shall be made with respect to the election of directors at the meeting; (C) as to each person whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 4(e) and Section 4(f) if such candidate for nomination were a Nominating Person, (2) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (3) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) through (3) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided in Section 4(f).

(v) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

(vi) For purposes of this Section 4(e), the term “Nominating Person” shall mean (A) the shareholder providing the notice of the nomination proposed to be made at the meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (C) any associate of such shareholder or beneficial owner or any other participant in such solicitation, and (D) any other person with whom such shareholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert.

(vii) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4(e) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(ix) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 4. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 4, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(x) In addition to the requirements of this Section 4(e) with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act and applicable law with respect to any such nominations.

(f) Additional Requirements For Valid Nomination of Candidates to Serve as Directors and, If Elected, to Be Seated as Directors.

(i) To be eligible to be a nominee for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 4(e) and the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (A) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (B) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (x) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, and (2) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect);

(ii) Any proposed candidate for nomination as a Director shall generally have acquired achievement in their professional careers, educational background, financial acumen, diversity, board experience, wisdom, integrity, analytical abilities, understanding of the Corporation’s business and industry, skills, experience in the context of the needs of the Board of Directors and willingness to devote adequate time to Board duties, and any other nomination qualifications described in the Corporation’s Corporate Governance Guidelines; and

(iii) In the absence of special circumstances, no proposed candidate shall be nominated as a director after the candidate’s seventy-second (72th) birthday, or if the candidate serves on more than five (5) public company boards of directors in addition to that of the Corporation’s Board of Directors.

(iv) The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(v) No person shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 4(e) and this Section 4(f). The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 4(e) and this Section 4(f), and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the nominee in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(vi) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 4(e) and this Section 4(f), as determined by a majority of directors on the Board of Directors then in office.

5. Record Date. The Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of any meeting, to vote, to receive any dividend or other distribution or allotment of rights or to exercise any rights. The record date shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to such other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. Except as otherwise provided by law, when a record date is fixed, as provided herein, only shareholders on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation occurring after the record date. Except as otherwise provided by law, the Corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice of such claim or interest. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than forty-five (45) days after the date set for the original meeting.

6. Meeting Without Regular Call and Notice. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. Attendance of a shareholder at a shareholders’ meeting shall constitute a waiver of notice of such meeting unless, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

7. Quorum and Required Vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of the meeting, except that if a quorum is present at the commencement of the meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of a majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

8. Proxies. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person’s duly authorized attorney-in-fact. A proxy must bear a date within 11 months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

9. Voting. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot. At every election of directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principle among as many candidates as desired. No shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates’ names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder’s intention to cumulate votes.

10. Election Inspectors. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the chairman of the meeting if a shareholder or proxyholder so requests. When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

11. Action Without Meeting.

(a) Except as provided below or by the Articles of Incorporation, any action which may be taken at a meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of record on the record date of outstanding shares of the Corporation having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the Corporation shall give to those shareholders entitled to vote who have not consented in writing (i) a written notice at least ten (10) days before consummation of an action authorized by shareholders without a meeting covered by the following sections of the California Corporations Code: Section 310 (certain transactions involving interested directors), Section 317 (indemnification of corporate agents), Section 1152 (conversions), Section 1201 (reorganizations) and Section 2007 (certain distributions of assets) and (ii) a written notice given promptly of the taking of any other action approved by shareholders without a meeting.

(b) Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 11(b) from any such shareholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the record date for determining shareholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation, and (ii) the record date for determining shareholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) To be in proper form for purposes of this Section 11, a request by a shareholder for the Board of Directors to fix a record date shall set forth:

(i) As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 4(d)(ii), except that for purposes of this Section 11 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 4(d)(ii));

(ii) As to each Soliciting Person, any Disclosable Interests (as defined in Section 4(d)(ii), except that for purposes of this Section 11 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 4(d)(ii) and the disclosure in clause (L) of Section 4(d)(ii) shall be made with respect to the action or actions proposed to be taken by written consent); and

(iii) As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders.

For purposes of this Section 11, the term “Soliciting Person” shall mean (i) the shareholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined in Section 4(d)).

(d) In connection with an action or actions proposed to be taken by written consent in accordance with this Section 11, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 11 shall be true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).

(e) Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 11. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with this Section 11, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Section 11, then the

Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 11 with respect to shareholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

12. Reports. The annual report to shareholders specified in Section 1501 of the California Corporations Code is dispensed with, except as the Board of Directors may otherwise determine, as long as there are less than 100 holders of record of the Corporation’s shares. Any such annual report sent to shareholders shall be sent at least fifteen (15) days prior to the next annual meeting of shareholders.

13. Lost Stock Certificates. The Corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed. The Corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed or to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

BOARD OF DIRECTORS

14. Number. The authorized number of directors of the Corporation shall be not less than 5 nor more than 9. The exact number of directors shall be fixed by resolution of the Board of Directors. The indefinite number of directors may be changed or a definite number fixed without provision for an indefinite number by an amendment to the Articles of Incorporation or by amendment to these Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. An amendment reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the maximum number of authorized directors to a number greater than two times the minimum number of directors minus one.

15. Powers. Subject to the limitations imposed by law or contained in the Articles of Incorporation, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of the Board of Directors.

16. Election, Term of Office and Vacancies. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of any director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

17. Removal. Except as described below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed, no director may be removed if (i) the votes cast against removal, or not consenting in writing to such removal in the case of written consent, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes was cast or, if such action is taken by written consent, all shares entitled to vote were voted and (ii) the entire number of directors authorized at the time of the director’s most recent election were then being elected.

18. Resignation. Any director may resign by giving notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. The resignation of a director shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

19. Compensation. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the Corporation in another capacity and receiving compensation for such service.

20. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by the resolution of the Board of Directors, a committee may exercise all of the authority of the Board except:

(a) the approval of any action which, under the California Corporations Code, must be approved by the outstanding shares or approved by the shareholders;

(b) the filling of vacancies on the Board or any committee;

(c) the fixing of compensation of the directors for serving on the Board or any committee;

(d) the adoption, amendment or repeal of Bylaws;

(e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the Corporation, except at a rate, in a periodic amount or within a price range determined by the Board; and

(g) the appointment of any other committees of the Board or the members of such committees.

21. Inspection of Records and Properties. Each director may inspect all books, records, documents and physical properties of the Corporation and its subsidiaries at any reasonable time. Inspections may be conducted either by the director or the director’s agent or attorney. The right of inspection includes the right to copy and make extracts.

22. Time and Place of Meetings and Telephone Meetings. Unless the Board of Directors determines otherwise, the Board shall hold a regular meeting during each quarter of the Corporation’s fiscal year. One such meeting shall take place immediately following the annual meeting of shareholders. All meetings of directors shall be held at the principal executive office of the Corporation or at such other place, within or without California, as shall be designated in the notice of the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, provided that all members so participating can hear each other.

23. Call. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary; any Vice President or any two directors.

24. Notice. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon four (4) days’ notice by mail or 48 hours’ notice delivered personally or by telephone or electronic transmission, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice must specify the purpose of any regular or special meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, but if a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

25. Meeting Without Regular Call and Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

26. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

27. Quorum and Required Vote. A majority of the directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two directors. Subject to the provisions of Section 310 (relating to certain transactions involving interested directors) and Section 317(e) (relating to indemnification of corporate agents) of the California Corporations Code, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

28. Committee Meetings. The principles set forth in Sections 22 through 27 of these Bylaws shall apply to committees of the Board of Directors and to actions taken by such committees.

29. Indemnification of Directors, Officers, Employees and Certain Others.

(a) Right of Indemnity. To the full extent permitted by law, the Corporation shall indemnify its directors, officers, employees and other persons described in Section 317(a) of the California Corporations Code, including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any “proceeding”, as that term is used in such Section and including an action by or in the right of the Corporation, by reason of the fact that such person is or was a person described by such Section. “Expenses”, as used in this By-law, shall have the same meaning as in Section 317(a) of the California Corporations Code.

(b) Approval of Indemnity. Upon written request to the Board of Directors by any person seeking indemnification under Section 317(b) or Section 317(c) of the California Corporations Code, the Board shall promptly determine in accordance with Section 317(e) of the Code whether the applicable standard of conduct set forth in Section 317(b) or Section 317(c) has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevent the formation of a quorum of directors who are not parties to such proceeding, the Board shall promptly call a meeting of shareholders. At such meeting, the shareholders shall determine in accordance with Section 317(e) of the Code whether the applicable standard of conduct set forth in Section 317(b) or Section 317(c) has been met and, if so, the shareholders present at the meeting in person or by proxy shall authorize indemnification.

(c) Advancement of Expenses. To the full extent permitted by law and except as is otherwise determined by the Board of Directors in the specific instance, expenses incurred by a person seeking indemnification under this By-law in defending any proceeding covered by this By-law shall be advanced by the Corporation prior to the final disposition of the proceeding upon receipt by the Corporation of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation therefor.

OFFICERS

30. Titles and Relation to Board of Directors. The officers of the Corporation shall include a President, a Secretary and a Chief Financial Officer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.

31. Election, Term of Office and Vacancies. At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the Corporation. The Board may choose additional officers or fill vacant offices at any other time. No officer must be a member of the Board of Directors. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time.

32. Resignation. Any officer may resign at any time upon notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

33. Chairman of the Board; President. If the Board of Directors elects a Chairman of the Board, such person shall preside over all meetings of the Board of Directors and of shareholders. If there be no Chairman of the Board, the President shall perform such duties. The Board of Directors shall designate the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer.

34. Secretary. Unless otherwise determined by the Board of Directors or the chief executive officer, the Secretary shall have the following powers and duties:

(a) Record of Corporate Proceedings. The Secretary shall attend all meetings of shareholders and the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept at the principal executive office of the Corporation or at such other place as the Board may determine. The Secretary shall keep at the Corporation’s principal executive office, if in California, or at its principal business office in California if the principal executive office is not in California, the original or a copy of these Bylaws, as amended.

(b) Record of Shares. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep a share register at the principal executive office of the Corporation showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

(c) Notices. The Secretary shall give such notices as may be required by law or these Bylaws.

35. Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation. Unless otherwise determined by the Board of Directors or the chief executive officer, the Chief Financial Officer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the Corporation’s properties and business transactions, shall disburse such funds of the Corporation as may be ordered by the Board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the Board, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the Corporation.

36. Other Officers. The other officers of the Corporation, if any, shall exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

37. Salaries. The Board of Directors shall fix the salary of the chief executive officer and may fix the salaries of other employees of the Corporation including the other officers. If the Board does not fix the salaries of the other officers, the chief executive officer shall fix such salaries.

AMENDMENT OF BYLAWS

38. Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the Board of Directors, except that an amendment changing the authorized number of directors may only be adopted as provided in Section 14.

FORUM

39. Exclusive Forum for Certain Litigation. Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Northern District of California (or, in the event that the United States District Court for the Northern District of California does not have jurisdiction, any other federal or state court of the State of California) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the shareholders of the Corporation, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the California Corporations Code or the Articles of Incorporation or these Bylaws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. If any provision of this Section 39 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 39 (including, without limitation, each portion of any sentence of this Section 39 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * *

This is to certify that the foregoing is a true and correct copy of the Amended Bylaws of the Corporation named in the title of these Bylaws and that such Bylaws were duly adopted by the Board of Directors of such Corporation on July 21, 2015.

/s/ David A. Lehman
David A. Lehman
Senior Vice President, General Counsel and Secretary

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